UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549




                   FORM  8-K

                                       CURRENT
                   REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange
                         Act of 1934


Date of Report (Date of earliest event reported)
May 20, 1996


                    MERIT  STUDIOS,  INC.
     (Exact name of Registrant as specified in charter)


    DELAWARE                        1 - 12516
75-2231432
(State of incorporation)         (Commission File Number)
(IRS Employer Identification Number)


                         13707  Gamma Road
                        Dallas, Texas 75244
              (Address of principal executive office)

 Registrant's telephone number, including area code:  (214)
                          385 2353









Item 1.  Changes in Control of Registrant.

     Not applicable.




Item 2.  Acquisition or Disposition of Assets.

     Not applicable.


Item 3.  Bankruptcy or Receivership.

     Not applicable.


Item 4.  Changes in Registrant's Certifying Accountant.

     Not applicable.


Item 5.  Other Events.

      Registrant has elected to defer, and not declare and pay, the quarterly cash dividend on Registrant's 4% Cumulative Convertible Preferred Stock which pursuant to the Designation, Preferences, Rights and Limitations of the 4% Cumulative Convertible Preferred Stock otherwise would have been declared at $0.04 per share payable on June 15, 1996 to stockholders of record on May 31, 1996. The quarterly cash dividend was deferred for purposes of conserving working capital. The quarterly cash dividend will accumulate pursuant to the terms of the Designation, Preferences, Rights and Limitations of the 4% Cumulative Convertible Preferred Stock.


Item 6.  Resignations of Registrant's Directors.

     Not applicable.



Item 7.  Financial Statements and Exhibits.
     Not applicable.

Item 8.  Change in Fiscal Year.
     Not applicable.


                         SIGNATURES
     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   MERIT  STUDIOS,  INC.

                                   /S/  W. D. HOLLON
                                   By:
                                        W. D. Hollon
                                        Vice   President,
Finance                                      andChief
Financial Officer
May 20, 1996